Exhibit 99.1
ViewRay Reports Third Quarter 2021 Results
CLEVELAND, November 4, 2021 — ViewRay, Inc. (Nasdaq: VRAY) (the "Company") today announced financial results for the third quarter ended September 30, 2021.
Third Quarter 2021 Highlights
•Received seven new orders for MRIdian systems totaling $39.4 million, compared to four new orders totaling $23.4 million in the third quarter of 2020. Total orders for the nine months ended September 30, 2021 represent a 24% growth over total orders for the twelve months ended December 31, 2020.
•Total backlog increased to $295.1 million as of September 30, 2021, compared to $238.9 million as of September 30, 2020.
•Total revenue of $19.2 million primarily from three revenue units, compared to $10.1 million primarily from one revenue unit in the third quarter of 2020.
•Cash usage in the third quarter of 2021 was approximately $17.0 million compared to approximately $16.0 million in the third quarter of 2020.
•Cash and cash equivalents were $149.9 million as of September 30, 2021.
“Performance continues to be strong and momentum in our clinical and innovation pipelines are evident.” said Scott Drake, President and CEO. “We had a great showing at ASTRO. Data presented by Dr. Michael Chuong on 148 inoperable pancreatic cancer patients with MRIdian SMART displayed 26 month median survival compared to 12-15 months typically seen in patients receiving chemotherapy and standard radiation therapy. Our technical lead should be extended with multiple enhancements pending with the FDA. The future is bright for patients treated on MRIdian.”
Three Months Ended September 30, 2021 Financial Results
Total revenue for the three months ended September 30, 2021 was $19.2 million compared to $10.1 million for the same period last year.
Total gross profit (loss) for the three months ended September 30, 2021 was $1.9 million, compared to $(1.1) million for the same period last year.
Total operating expenses for the three months ended September 30, 2021 were $25.2 million, compared to $23.9 million for the same period last year.
Net loss for the three months ended September 30, 2021 was $25.3 million, or $0.15 per share, compared to $28.1 million, or $0.19 per share, for the same period last year.
ViewRay had total cash and cash equivalents of $149.9 million at September 30, 2021.
Nine Months Ended September 30, 2021 Financial Results:
Total revenue for the nine months ended September 30, 2021 was $49.7 million compared to $38.6 million for the same period last year.
Total gross profit (loss) for the nine months ended September 30, 2021 was $0.5 million, compared to $(4.2) million for the same period last year.

Total operating expenses for the nine months ended September 30, 2021 were $75.0 million, compared to $76.4 million for the same period last year.
Net loss for the nine months ended September 30, 2021 was $83.0 million, or $0.51 per share, compared to $81.8 million, or $0.55 per share, for the same period last year.
Financial Guidance
The Company reiterated its 2021 guidance of total revenue in the range of $63 million to $73 million, and total cash usage to be in the range of $58 million to $68 million.
Conference Call and Webcast
ViewRay will hold a conference call to discuss results on Thursday, November 4, 2021 at 4:30 p.m. ET / 1:30 p.m. PT. The dial-in numbers are (844) 277-1426 for domestic callers and (336) 525-7129 for international callers. The confirmation number is 5970168. A live webcast of the conference call will be available on the investor relations page of ViewRay's corporate website at http://investors.viewray.com/events-and-presentations/upcoming-events.
After the live webcast, a replay will remain available online on the investor relations page of ViewRay's website, under "Financial Events and Webinars", for 14 days following the call. In addition, a telephonic replay of the call will be available for seven days after the call. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the conference ID number 5970168.
About ViewRay®
ViewRay, Inc. (Nasdaq: VRAY), designs, manufactures, and markets the MRIdian® MR-Guided Radiation Therapy System. MRIdian is built upon a proprietary high-definition MR imaging system designed from the ground up to address the unique challenges and clinical workflow for advanced radiation oncology. Unlike MR systems used in diagnostic radiology, MRIdian's high-definition MR was purpose-built to address specific challenges, including beam distortion, skin toxicity, and other concerns that potentially may arise when high magnetic fields interact with radiation beams. ViewRay and MRIdian are registered trademarks of ViewRay, Inc.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, anticipated future orders, ViewRay's financial guidance for the full year 2021, anticipated future operating and financial performance, treatment results, therapy adoption, innovation and the performance of the MRIdian systems. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize MRIdian Linac System, demand for ViewRay's products, the ability to convert backlog into revenue, the timing of delivery of ViewRay's products, the timing, length, and severity of the recent COVID-19 (coronavirus) pandemic, including its impacts across our businesses on demand, operations and our global supply chains, the results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay's business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates, and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and its Quarterly Reports on Form 10-Q, as updated periodically with the Company's other filings with the SEC. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

VIEWRAY, INC.
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Product	$14,126	$6,210	$36,422	$28,295
Service	4,933	3,758	12,954	9,909
Distribution rights	118	118	356	356
Total revenue	19,177	10,086	49,732	38,560
Cost of revenue:
Product	12,707	8,550	35,572	34,393
Service	4,576	2,600	13,616	8,380
Total cost of revenue	17,283	11,150	49,188	42,773
Gross profit (loss)	1,894	(1,064)	544	(4,213)
Operating expenses:
Research and development	8,370	5,245	22,783	17,793
Selling and marketing	4,296	2,669	10,196	11,585
General and administrative	12,519	16,031	42,016	47,046
Total operating expenses	25,185	23,945	74,995	76,424
Loss from operations	(23,291)	(25,009)	(74,451)	(80,637)
Interest income	4	5	9	787
Interest expense	(1,061)	(1,074)	(3,179)	(3,183)
Other (expense) income, net	(913)	(2,047)	(5,359)	1,224
Loss before provision for income taxes	$(25,261)	$(28,125)	$(82,980)	$(81,809)
Provision for income taxes	—	—	—	—
Net loss and comprehensive loss	$(25,261)	$(28,125)	$(82,980)	$(81,809)
Net loss per share, basic and diluted	$(0.15)	$(0.19)	$(0.51)	$(0.55)
Weighted-average common shares used to compute net loss per share attributable to common stockholders, basic and diluted	164,244,972	148,042,972	162,278,489	147,683,344

Gross Orders	$39,400	$23,404	$118,150	$70,604
Backlog	$295,134	$238,890	$295,134	$238,890

VIEWRAY, INC.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share data)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$149,900	$156,720
Accounts receivable	21,978	11,769
Inventory, net of allowance of $2,768 and $2,286, respectively	37,875	46,641
Deposits on purchased inventory	4,726	2,084
Deferred cost of revenue	1,338	1,954
Prepaid expenses and other current assets	4,334	5,257
Total current assets	220,151	224,425
Property and equipment, net	20,337	24,062
Restricted cash	1,460	1,460
Intangible assets, net	45	50
Right-of-use assets	10,231	10,129
Other assets	7,869	1,426
TOTAL ASSETS	$260,093	$261,552
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,125	$9,984
Accrued liabilities	19,323	19,281
Customer deposits	16,808	15,463
Operating lease liability, current	2,441	2,089
Deferred revenue, current	12,468	10,094
Total current liabilities	59,165	56,911
Deferred revenue, net of current portion	4,670	2,572
Long-term debt	57,177	56,940
Warrant liabilities	10,088	4,864
Operating lease liability, noncurrent	8,729	9,043
Other long-term liabilities	2,516	956
TOTAL LIABILITIES	142,345	131,286
Commitments and contingencies (Note 6)
Stockholders’ equity:
Preferred stock, par value of $0.01 per share; 10,000,000 shares authorized at September 30, 2021 and December 31, 2020; no shares issued and outstanding at September 30, 2021 and December 31, 2020	—	—
Common stock, par value of $0.01 per share; 300,000,000 shares authorized at September 30, 2021 and December 31, 2020; 164,382,033 and 148,615,351 shares issued and outstanding at September 30, 2021 and December 31, 2020	1,634	1,476
Additional paid-in capital	826,178	755,874
Accumulated deficit	(710,064)	(627,084)
TOTAL STOCKHOLDERS’ EQUITY	117,748	130,266
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$260,093	$261,552

Contact:
Investor Relations:
Ashley Kluth
Investor Relations
ViewRay, Inc.
1-844-MRIdian (674-3426)
Email: investors@viewray.com
Media Enquiries:
Samantha Pfeil
Marketing Communications
ViewRay, Inc.
Email: media@viewray.com